Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

March 19, 2010

Walter Energy, Inc.

4211 W. Boy Scout Boulevard,

Tampa, Florida 33607

Ladies and Gentlemen:

We have acted as counsel to Walter Energy, Inc., a Delaware corporation (the “Company”), the Delaware subsidiaries named on Schedule I hereto (each, a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each, a “Non-Delaware Guarantor” and, collectively, the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) depositary shares (the “Depositary Shares”), which represent fractional interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (iv) debt securities, which may be senior, senior subordinated or subordinated and which may be convertible or exchangeable into shares of other securities of the Company (collectively, the “Debt Securities”);

(v) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vi) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”); (vii) contracts for the purchase and sale of Common Stock (the “Purchase Contracts”); (viii)  units of the Company, consisting of one or more of the securities described in clauses (i) through (vii) above (the “Units”); and (ix) Common Stock, Preferred Stock, Debt Securities and Guarantees that may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable.  The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to, collectively, as the “Securities.”  The Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants are herein referred to as, collectively, as the “Securities Warrants”.  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

The Debt Securities and any Guarantees thereof will be issued under an indenture (the “Indenture”) between the Company and Union Bank, National Association, as Trustee (the “Trustee”).

The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary as shall be named therein (the “Depositary”).

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Purchase Contracts will be issued pursuant to one or more purchase contract agreement (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that (1) the Indenture is the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary, (3) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, (4)  at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto and (5) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees, the Indenture (including any supplemental indentures relating thereto) will have been duly authorized, executed and delivered by the Company and the Delaware Guarantors. In addition, we have assumed that (1) at the time of execution, authentication, issuance and delivery of the Guarantees, the Indenture (including any supplemental indentures relating thereto) and the Guarantees will have been duly authorized, executed and delivered by each Non-Delaware Guarantor in accordance with the law of its jurisdiction of organization and (2) execution, delivery and performance by each Non-Delaware Guarantor of the Indenture (including any supplemental indentures relating thereto) and the Guarantees do not and will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal law of the United States).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company and (2) execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the law of the

State of Delaware or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and (2) execution, delivery and performance by the Company of such Warrant Agreement and such Securities Warrants will not violate the law of the State of Delaware or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and (2) execution, delivery and performance by the Company of such Purchase Contract Agreement and such Purchase Contracts will not violate the law of the State of Delaware or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States).

We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and (2) execution, delivery and performance by the Company of such Unit Agreement and such Units will not violate the law of the State of Delaware or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock,  upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b)  due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.             With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5.             With respect to the Depositary Shares, assuming the taking (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of any Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters and the execution and delivery of the Deposit Agreement, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

6.             With respect to the Purchase Contracts, assuming the taking (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.             With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.             With respect to Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters and the execution and delivery of the Deposit Agreement, (b) the Common Stock and Preferred Stock that are components of any units are validly issued fully paid and nonassessable, (c) the Debt Securities, Securities Warrants and Purchase Contracts that are components of any units constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, (d) the Guarantees that are components of any Units constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, (e) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I

Delaware Guarantors

J.W. Walter, Inc.

J.W.I. Holdings Corporation

Land Holdings Corporation

Walter Coke, Inc.

Walter Land Company

Walter Minerals, Inc.

Schedule II

Non-Delaware Guarantors

Blue Creek Coal Sales, Inc.

Jim Walter Resources, Inc.

Taft Coal Sales & Associates, Inc.

Tuscaloosa Resources, Inc.